Exhibit 5.1

Nature Wood Group Limited 大自然林業集團有限公司	D +852 3656 6054 E nathan.powell@ogier.com

Reference: NMP/JTC/503867.00001

3 August 2023

Dear Sirs

Nature Wood Group Limited 大自然林業集團有限公司 (the Company)

We have acted as British Virgin Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended (the Act). The Registration Statement relates to the offering (the Offering) of:

(i)	915,000 American Depositary Shares (the Public ADSs), each representing eight ordinary shares of US$0.001 par value each (the ADSs); and

(ii)	up to an aggregate of 137,250 additional ADSs (the Option ADSs and, together with the Public ADSs, the Offering ADSs), for 45 days from the date of the Registration Statement to the underwriters to cover over-allotments (the Over-allotment Option).

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents. A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

Ogier British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Michael Snape Justin Davis	Florence Chan Lin Han Cecilia Li Rachel Huang Richard Bennett James Bergstrom Marcus Leese

1	Documents examined

For the purposes of giving this opinion, we have examined copies, or drafts of the following documents (the Documents):

(a)	the constitutional documents and public records of the Company obtained from the Registry of Corporate Affairs in the British Virgin Islands (the Registrar) on 13 July 2023 (the Company Registry Records), including:

(i)	a copy of the certificate of incorporation of the Company dated 22 September 2011,

(ii)	a copy of the certificate of change of name of the Company dated 26 April 2018;

(iii)	a copy of the certificate of change of name of the Company dated 8 September 2022,

(iv)	a copy of the memorandum and articles of association of the Company registered with the Registrar on 22 September 2011,

(v)	a copy of the memorandum and articles of association of the Company registered with the Registrar on 26 April 2018,

(vi)	a certified copy of extract of resolution adopted by the sole director on 23 August 2018 and registered with the Registrar on 28 August 2018,

(vii)	a certified copy of extract of resolution adopted by the sole director on 8 October 2018 and registered with the Registrar on 16 November 2018,

(viii)	a certified copy of extract of resolution adopted by the directors on 20 September 2020 and registered with the Registrar on 25 September 2020, and

(ix)	a copy of the memorandum and articles of association of the Company registered with the Registrar on 31 October 2022 (collectively, the Memorandum and Articles).

(b)	the public information revealed from a search of the electronic records of the Civil Division and the Commercial Division of the Registry of the High Court and of the Court of Appeal (Virgin Islands) Register, each from 1 January 2000, as maintained on the Judicial Enforcement Management System (the High Court Database) by the Registry of the High Court of the Virgin Islands on 13 July 2023 (the Court Records);

(c)	the Company Registry Records and the Court Records each as updated by update search on 2 August 2023 (the Company Registry Records and the Court Records together, and as updated, the Public Records);

(d)	a certificate of incumbency dated 2 August 2023 (the Certificate of Incumbency) issued by the registered agent of the Company in respect of the Company;

(e)	a certificate of good standing dated 28 July 2023 issued by the Registrar of Corporate Affairs in the British Virgin Islands in respect of the Company (the Good Standing Certificate);

(f)	the register of directors of the Company provided to us on 29 May 2023 (the ROD);

(g)	a certified true copy of the register of members of the Company provided to us on 3 August 2023 (the ROM, and together with the ROD, the Registers);

(h)	a copy of the written resolutions of all the directors of the Company dated 3 August 2023 approving the Company’s filing of the Registration Statement and issuance of the Offering ADSs and the Underlying Ordinary Shares (as defined in below) (the Board Resolutions);

(i)	a certificate dated 3 August 2023 as to certain matters of fact signed by a director of the Company (the Director’s Certificate);

(j)	the Registration Statement;

(k)	the draft form of underwriting agreement appended as an exhibit to the Registration Statement (the Underwriting Agreement); and

(l)	a draft form of deposit agreement entered among the Company, the depositary named therein (the Depositary) and the owners and holders of the ADSs issued thereunder and appended as an exhibit to the Registration Statement (the Deposit Agreement);

2	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Certificate of Incumbency, the Good Standing Certificate, the Director’s Certificate and the Register is accurate and complete as at the date of this opinion;

(e)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)	the Board Resolutions remain in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering, and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Documents which has not been properly disclosed in the Board Resolutions;

(g)	the Underwriting Agreement and the Deposit Agreement have been, or will be, authorised and duly executed in the form as exhibited in the Registration Statement and unconditionally delivered by or on behalf of all relevant parties in accordance with all relevant laws and, in respect of the Company, in the manner authorised in the Board Resolutions;

(h)	upon execution, the Underwriting Agreement and the Deposit Agreement will be legal, valid, binding and enforceable against all relevant parties in accordance with its terms under the laws of its governing law and all other relevant laws. If an obligation is to be performed in a jurisdiction outside the British Virgin Islands, its performance will not be contrary to an official directive, impossible or illegal under the laws of that jurisdiction;

(i)	no invitation has been or will be made by or on behalf of the Company to the public in the British Virgin Islands to subscribe for any Ordinary Shares and none of the Ordinary Shares have been offered or issued to residents of the British Virgin Islands;

(j)	the Company is, and after the allotment (where applicable) and issuance of any Security will be, able to pay its liabilities as they fall due;

(k)	the information and each of the documents disclosed by the Public Records was and is accurate, up-to-date and remains unchanged as at the date hereof and there is no information or document which has been delivered for registration, or which is required by the laws of the British Virgin Islands to be delivered for registration, which was not included and available for inspection in the Public Records;

(l)	there are no agreements, documents or arrangements (other than the documents expressly referred to in this opinion as having been examined by us) that materially affect or modify the Underwriting Agreement and the Deposit Agreement or the transactions contemplated by the Underwriting Agreement and the Deposit Agreement or restrict the powers and authority of the Company in any way from entering into and performing its obligations under duly authorised, executed and delivered Underwriting Agreement and Deposit Agreement;

(m)	there is no provision of the law of any jurisdiction, other than the British Virgin Islands, which would have any implication in relation to the opinions expressed herein; and

(n)	the Company is not a land owning company for the purposes of Section 242 of the BVI Business Companies Act, 2004 (the BCA) meaning that neither it nor any of its subsidiaries has an interest in any land in the British Virgin Islands.

3	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company is a company duly incorporated with limited liability under the BCA on 22 September 2011 and is validly existing and in good standing under the laws of the British Virgin Islands.

Authorised Share capital

(b)	Based solely on the Memorandum and Articles, the Company is authorised to issue a maximum of 200,000,000 shares of a single class each with a par value of US$0.001 (the Ordinary Shares).

Valid Issuance of Underlying Ordinary Shares

(c)	The Ordinary Shares underlying the Offering ADSs (the Underlying Ordinary Shares) to be issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i)	issued and allotted by the Company against payment in full of the consideration therefor in accordance with the terms set out in the Registration Statement, the Underwriting Agreement, the Deposit Agreement and the Memorandum and Articles;

(ii)	such issuance of Underlying Ordinary Shares has been duly registered in the Company’s register of members as fully paid shares;

(iii)	the Depositary or its nominee has been entered in the Company’s register of members as the holder of the Underlying Ordinary Shares in accordance with the Deposit Agreement will be validly issued, fully paid and non-assessable.

Taxation

(d)	No taxes, stamp duties, other duties, fees or charges are payable (by assessment, withholding, deduction or otherwise) to the government of the British Virgin Islands in respect of the Offering.

(e)	There is no withholding tax, capital gains tax, capital transfer tax, estate duty, inheritance tax, succession tax or gift tax in the British Virgin Islands and any dividends, interest, rents, royalties, compensations and other amounts paid by the Company are exempt from any taxation in the British Virgin Islands imposed under the British Virgin Islands Income Tax Ordinance (Cap 206). In particular, section 242 of the BCA provides the Company with a statutory exemption from all forms of taxation in the British Virgin Islands.

4	Limitations and Qualifications

4.1	We offer no opinion:

(a)	as to any laws other than the laws of the British Virgin Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the British Virgin Islands; or

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2	Under the BCA an annual fee must be paid in respect of the Company to the Registry of Corporate Affairs in the British Virgin Islands. Failure to pay the annual fees by the relevant due date will render the Company liable to a penalty fee in addition to the amount of the outstanding fees. If the license fee remains unpaid from the due date, the Company will be liable to be struck off the Register of Companies.

For the purposes of this opinion “in good standing” means only that as of the date of this opinion the Company is up-to-date with the payment of its annual fee to the Registry of Corporate Affairs under the BCA. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the British Virgin Islands other than the BCA.

4.3	The Public Records and our searches thereof may not reveal the following:

(a)	in the case of the Company Registry Records, details of matters which have not been lodged for registration or have been lodged for registration but not actually registered at the time of our search;

(b)	in the case of the Court Records, details of proceedings which have been filed but not actually entered in the High Court Database at the time of our search;

(c)	whether an application for the appointment of a liquidator or a receiver has been presented to the High Court of the British Virgin Islands or whether a liquidator or a receiver has been appointed out of court, or whether any out of court dissolution, reconstruction or reorganisation of the Company has been commenced; or

(d)	any originating process (including an application to appoint a liquidator) in respect of the Company in circumstances where the High Court of the British Virgin Islands has prior to the issuance of such process ordered that such process upon issuance be anonymised (whether on a temporary basis or otherwise), and the following points should also be noted:

(e)	the Court Records reflect the information accessible remotely on the High Court Database, we have not conducted a separate search of the underlying Civil Cause Book (the Civil Cause Book) or the Commercial Cause Book (the Commercial Cause Book) at the Registry of the High Court of the British Virgin Islands. Although the High Court Database should reflect the content of the Civil Cause Book and the Commercial Cause Book, neither the High Court Database nor the Civil Cause Book or Commercial Cause Book is updated every day, and for that reason neither facility can be relied upon to reveal whether or not a particular entity is a party to litigation in the British Virgin Islands;

(f)	the High Court Database is not updated if third parties or noticed parties are added to or removed from the proceedings after their commencement; and

(g)	while it is a requirement under Section 118 of the Insolvency Act 2003 that notice of the appointment of a receiver be registered with the Registry of Corporate Affairs, however, it should be noted that failure to file a notice of appointment of a receiver does not invalidate the receivership but gives rise to penalties on the part of the receiver.

5	Governing law of this opinion

5.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the British Virgin Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the British Virgin Islands at the date of this opinion.

5.2	Unless otherwise indicated, a reference to any specific British Virgin Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforcement of Liabilities” and “Legal Matters” of the Registration Statement.

This opinion may be used only in connection with the Offering, the Offering ADSs and the Underlying Ordinary Shares while the Registration Statement is effective.

Yours faithfully

Ogier